EXHIBIT 99.1

News Release

Trump Entertainment Resorts, Inc. To Sell Trump Plaza To The Meruelo Group

ATLANTIC CITY, NJ — February 14, 2013 - Trump Entertainment Resorts, Inc. today announced that it has entered into an Asset Purchase Agreement to sell its Trump Plaza Hotel and Casino in Atlantic City to Meruelo Gaming Holdings, LLC, an affiliate of The Meruelo Group. The transaction is subject to receipt of approval from, and the release of the mortgage held by, Trump Entertainment Resorts’ senior lienholder (an entity affiliated with Icahn Partners, L.P.), as well as receipt of required approvals from New Jersey regulatory authorities and other customary closing conditions. The sale price under the agreement is $20 million, subject to a working capital adjustment at closing. Assuming satisfaction or waiver of all closing conditions, the anticipated closing date of the transaction is on or before May 31, 2013. Trump Entertainment Resorts expects to use the net proceeds from the transaction to reduce its long-term debt.

“The sale of Trump Plaza to the Meruelo Group is wonderful news for the property and for Atlantic City,” said Robert Griffin, Chief Executive Officer of Trump Entertainment Resorts. “This transaction shows that there is continued interest to invest in Atlantic City.”

“Trump Plaza is one of the world’s most recognized gaming resort destinations and is an integral part of the Atlantic City landscape. Our company is thrilled to have the opportunity to become the new owners of this property, and we are firmly committed towards establishing it as one of the elite destinations in Atlantic City and on the East Coast,” said Alex Meruelo, founder and CEO of the Meruelo Group.

About Trump Entertainment Resorts

Trump Entertainment Resorts, Inc. owns and operates two casino resort properties: Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, both of which are located on the Boardwalk in Atlantic City, New Jersey. Together, at these properties, the company operates over 4,100 slot machines, over 250 table games and over 2,900 hotel rooms.

About the Meruelo Group

With roots dating to 1986, the Meruelo Group is a diversified holding and investment company owned and controlled by prominent U.S. Latino business executive Alex Meruelo. The Meruelo Group has diverse holdings in banking and financial services, food restaurants and services, hotel/casinos, construction & engineering, real estate, and private equity. For more information, please visit www.meruelogroup.com.

Cautionary Statement Regarding Forward-Looking Statements

All information contained in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the Registrant’s current views with respect to current events and financial performance. The words “possible,” “propose,” “might,” “could,” “would,” “projects,” “plan,” “forecasts,” “anticipates,” “expect,” “intend,” “believe,” “seek,” or “may,” and the negative of these terms and other comparable terminology, are intended to identify forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements may include statements other than historical information or statements of current condition, which represent only the Registrant’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Registrant’s control. forward-looking statements are subject to a number of risks, contingencies and uncertainties, some of which our management has not yet identified. Forwardlooking statements are not guarantees of future performance; subsequent developments may cause forward-looking statements to become outdated; and actual results, developments and business decisions may differ materially from those contemplated by such forward-looking statements as a result of various factors, certain (but not all) of which are discussed in the risk factors included in the Registrant’s reports filed with the SEC including, but not limited to, their Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Registrant disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors can affect the value of the Company’s common stock and/or equity securities.

Contacts:

Trump Entertainment Resorts
Brian Cahill
609.449.5168

Meruelo Group
Xavier Gutierrez
562.745.2300
xgutierrez@meruelogroup.com